Exhibit 99.1
NEWS RELEASE

CONTACTS    January 27, 2023
Chris Doll (Investor Relations)
Christopher.Doll@53.com | 513-534-2345
Ed Loyd (Media Relations)
Edgar.Loyd@53.com | 513-534-6397

Fifth Third Bank Announces Redemption of MB Financial Bank Subordinated Notes due December 1, 2027
CINCINNATI – Fifth Third Bancorp (Nasdaq: FITB) today announced that its subsidiary, Fifth Third Bank, National Association (the “Bank”), successor-in-interest to MB Financial Bank, National Association (“MB”), has submitted a redemption notice to the paying agent for redemption of all of the outstanding MB fixed-to-floating rate subordinated notes due December 1, 2027 (CUSIP 55266C XM3) issued in the principal amount of $175 million. The notes will be redeemed on March 1, 2023 pursuant to their terms and conditions for an amount equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date.

About Fifth Third Bancorp
Fifth Third Bank, National Association is a federally chartered institution. Fifth Third Bancorp is the indirect parent company of Fifth Third Bank and its common stock is traded on the NASDAQ® Global Select Market under the symbol "FITB." Investor information and press releases can be viewed at www.53.com.